Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 1, 2024, Landsea Homes Corporation (together with its subsidiaries, “Landsea Homes” or the “Company”) completed the previously announced acquisition of Antares (“Antares Acquisition”) for approximately $239.8 million (subject to certain customary post-closing adjustments) using a combination of cash on hand and borrowings under the Company’s existing credit facility, which included repayment of approximately $40.2 million of Antares debt. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the Company and Antares, adjusted to give effect to the completion of the Antares Acquisition. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 is not presented as the Antares Acquisition is reflected in the Company’s historical unaudited consolidated balance sheet as of September 30, 2024.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission (“SEC”) on May 20, 2020. The unaudited pro forma condensed combined financial information is presented as follows:

•	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 was prepared based on (i) the historical unaudited consolidated statement of operations of Company for the nine months ended September 30, 2024 and (ii) the historical unaudited consolidated statement of operations of Antares for the three months ended March 31, 2024.

•	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 was prepared based on (i) the historical audited consolidated statement of operations of Company for the year ended December 31, 2023, (ii) the historical audited consolidated statement of operations of Antares for the year ended December 31, 2023.

The historical financial statements of the Company and Antares have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events which are necessary to account for the Antares Acquisition, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The historical combined financial information of the Company has been adjusted in the unaudited pro forma condensed financial information to give effect to pro forma events that are: (i) directly attributable to the Antares Acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, are expected to have a continuing effect on the combined operating results. In the opinion of management, all adjustments necessary to present fairly the pro forma financial information have been reflected. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial information.

The Antares Acquisition was accounted for as a business combination using the acquisition method, with Landsea Homes as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the total consideration was allocated to Antares’ assets acquired and liabilities assumed based upon their estimated fair values at the consummation of the Antares Acquisition on April 1, 2024 (“closing date”). Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed, were recorded as goodwill. The pro forma allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is preliminary and thus subject to adjustment and may vary materially from the final purchase price allocation that will be completed within the measurement period, but in no event later than one year following the closing date.

The following unaudited pro forma condensed combined financial information have been prepared to give effect to the Antares Acquisition and related financing, which includes adjustments for the following:

•	Certain reclassifications to conform Antares’ historical financial statement presentation to Landsea Homes’ presentation;

•	Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect estimated consideration of approximately $239.8 million; and

•	Proceeds of Senior Notes offered and sold by Landsea Homes to finance the Antares Acquisition and the settlement of a portion of outstanding borrowings under Landsea Homes’ existing revolving credit facility.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2024
(dollars in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2024	For the Three Months Ended March 31, 2024
	Landsea Homes	Antares Adjusted (Note 2)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Revenue
Home sales	$1,036,384	$42,656	—		—		$1,079,040
Lot sales and other	27,272	—	—		—		27,272
Total revenue	1,063,656	42,656	—		—		1,106,312
Cost of sales
Home sales	874,724	32,593	(6,381)	AA	7,145	EE	903,198
			(1,098)	CC	(3,785)	FF
Lot sales and other	22,478	—	—		—		22,478
Total cost of sales	897,202	32,593	(7,479)		3,360		925,676
Gross margin	166,454	10,063	7,479		(3,360)		180,636
Operating expenses
Sales and marketing expenses	66,596	2,515	—		—		69,111
General and administrative expenses	77,569	2,237	(435)	BB	—		79,371
Total Operating expenses	144,165	4,752	(435)		—		148,482
Income from operations	22,289	5,311	7,914		(3,360)		32,154
Other (expense) income, net	(2,091)	43	—		—		(2,048)
Pretax income	20,198	5,354	7,914		(3,360)		30,106
(Benefit) Provision for income taxes	4,838	75	1,662	DD	(706)	GG	5,869
Net income	15,360	5,279	6,252		(2,654)		24,237
Net income attributable to non-controlling interests	1,175	—	—		—		1,175
Net income attributable to Landsea Homes	$14,185	$5,279	$6,252		$(2,654)		$23,062

Income per share:	—	—	—		—		—
Basic	$0.39		—		—		$0.64
Diluted	$0.39		—		—		$0.63
Weighted average common shares outstanding:			—		—
Basic	36,252,957		—		—		36,252,957
Diluted	36,548,768		—		—		36,548,768

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023
(dollars in thousands, except share and per share data)

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2023
	Landsea Homes	Antares Adjusted (Note 2)	Transaction Accounting Adjustments		Financing Accounting Adjustments		Pro Forma Combined
Revenue
Home sales	$1,169,867	$171,142	—		—		$1,341,009
Lot sales and other	40,080	—	—		—		40,080
Total revenue	1,209,947	171,142	—		—		1,381,089
Cost of sales
Home sales	967,034	129,551	28,366	AA	28,581	EE	1,134,327
			(4,729)	CC	(14,476)	FF
Lot sales and other	27,939	—	—		—		27,939
Total cost of sales	994,973	129,551	23,637		14,105		1,162,266
Gross margin	214,974	41,591	(23,637)		(14,105)		218,823
Operating expenses
Sales and marketing expenses	73,248	11,539	—		—		84,787
General and administrative expenses	101,442	10,082	1,590	BB	—		113,134
Total Operating expenses	174,690	21,621	1,590		—		197,901
Income from operations	40,284	19,970	(25,227)		(14,105)		20,922
Other income, net	4,261	98	—		—		4,359
Pretax income	44,545	20,068	(25,227)		(14,105)		25,281
(Benefit) Provision for income taxes	11,895	372	(5,298)	DD	(2,962)	GG	4,007
Net income	32,650	19,696	(19,929)		(11,143)		21,274
Net income attributable to non-controlling interests	3,414	—	—		—		3,414
Net (loss) income attributable to Landsea Homes	$29,236	$19,696	$(19,929)		$(11,143)		$17,860

Income per share:	—	—	—		—		—
Basic	$0.75		—		—		$0.46
Diluted	$0.75		—		—		$0.46
Weighted average common shares outstanding:			—		—
Basic	38,885,003		—		—		38,885,003
Diluted	39,076,322		—		—		39,076,322

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared by Landsea Homes in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Landsea Homes as the accounting acquirer and based on the historical consolidated financial statements of Landsea Homes and Antares. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of purchase consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 and year ended December 31, 2023, gives effect to the Antares Acquisition and related financing as if they occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Antares Acquisition and integration costs that may be incurred. The pro forma adjustments represent Landsea Homes’ best estimates and are based upon currently available information and certain assumptions that Landsea Homes believes are reasonable under the circumstances.

2. Accounting Policies and Reclassification Adjustments

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial information are those set out in Landsea Homes’ audited consolidated financial statements as of and for the year ended December 31, 2023, and subsequent interim period. Landsea Homes performed a preliminary review of Antares’ accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial information. Certain FSLI reclassifications have been reflected in the pro forma adjustments to conform Antares’ presentation to Landsea Homes’ presentation in the unaudited pro forma condensed combined financial information.

Reclassification adjustments that have been made to the historical presentation of Antares to conform to the financial statement presentation of Landsea Homes are as follows:

Unaudited Pro Forma Condensed Combined Statement of Operations – Three months ended March 31, 2024

Landsea Homes	Antares	Antares Historical	Reclassification Adjustments	Notes	Antares Historical Adjusted
		(dollars in thousands)
Revenue
Home sales	Homebuilding Revenues, Net	$42,656			$42,656
Lot sales and other					—
Total revenues		42,656	—		42,656

Cost of sales
Home sales			32,593	(a), (b), (e)	32,593
	Direct house costs	23,446	(23,446)	(a)	—
	Interest	807	(807)	(a)	—
	Indirect house costs	299	(299)	(a)	—
Lot sales and other					—
	Lot costs	7,680	(7,680)	(b)	—
	Closing costs	70	(70)	(b)	—
Total cost of sales		32,302	291		32,593
Gross margin		10,354	(291)		10,063

Sales and marketing expenses			2,515	(c),(d)	2,515
General and administrative expenses			2,237	(d)	2,237
	Selling, general and administrative expenses	5,043	(1,816)	(c)	—
			(2,936)	(d)
			(291)	(e)
Total operating expenses		5,043	(291)		4,752
Income from operations		5,311	—		5,311

Other income, net	Other income	43			43
Pretax income		5,354	—		5,354

Provision for income taxes			75	(f)	75
	State income tax, current	75	(75)	(f)	—
Net income		5,279	—		5,279
Net income attributable to non-controlling interests					—
Net income attributable to Landsea Homes		$5,279	$—		$5,279

(a) Adjustment to reclassify Antares’ Direct house costs, Interest and Indirect house costs to Home sales (Cost of sales)
(b) Adjustment to reclassify Antares’ Lot costs, Closing costs to Home sales (Cost of sales)
(c) Adjustment to reclassify Antares’ Commission expense to Sales and marketing expenses
(d) Adjustment to reclassify Antares’ Selling, general and administrative expenses to Sales and marketing expenses and General and administrative expenses
(e) Adjustment to reclassify Antares’ Spec interest expense and Model interest expense to Home sales (Cost of sales)
(f) Adjustment to reclassify Antares’ State income tax, current to Provision for income taxes

Unaudited Pro Forma Condensed Combined Statement of Operations – Year ended December 31, 2023

Landsea Homes	Antares	Antares Historical	Reclassification Adjustments	Notes	Antares Historical Adjusted
		(dollars in thousands)
Revenue
Home sales	Homebuilding Revenues, Net	$171,142			$171,142
Lot sales and other					—
Total revenues		171,142	—		171,142

Cost of sales
Home sales			129,551	(a), (b), (e)	129,551
	Direct house costs	92,915	(92,915)	(a)	—
	Interest	3,629	(3,629)	(a)	—
	Indirect house costs	1,376	(1,376)	(a)	—
Lot sales and other					—
	Lot costs	30,251	(30,251)	(b)	—
	Closing costs	281	(281)	(b)	—
Total cost of sales		128,452	1,099		129,551
Gross margin		42,690	(1,099)		41,591

Sales and marketing expenses			11,539	(c),(d)	11,539
General and administrative expenses			10,082	(d)	10,082
	Selling, general and administrative expenses	22,720	(7,442)	(c)	—
			(14,179)	(d)
			(1,099)	(e)
Total operating expenses		22,720	(1,099)		21,621
Income from operations		19,970	—		19,970

Other income, net	Other income	98			98
Pretax income		20,068	—		20,068

Provision for income taxes			372	(f)	372
	State income tax, current	372	(372)	(f)	—
Net income		19,696	—		19,696
Net income attributable to non-controlling interests					—
Net income attributable to Landsea Homes		$19,696	$—		$19,696

(a) Adjustment to reclassify Antares’ Direct house costs, Interest and Indirect house costs to Home sales (Cost of sales)
(b) Adjustment to reclassify Antares’ Lot costs, Closing costs to Home sales (Cost of sales)
(c) Adjustment to reclassify Antares’ Commission expense to Sales and marketing expenses
(d) Adjustment to reclassify Antares’ Selling, general and administrative expenses to Sales and marketing expenses and General and administrative expenses
(e) Adjustment to reclassify Antares’ Spec interest expense and Model interest expense to Home sales (Cost of sales)
(f) Adjustment to reclassify Antares’ State income tax, current to Provision for income taxes

3. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

Transaction Accounting Adjustments

(AA) To record an increase to cost of sales of $28.4 million related to the inventory fair value step up on Homes completed or under construction and Land held or under development for the year ended December 31, 2023 and reversal of $6.4 million representing the impact for inventory fair value step up sold post close of the Antares Acquisition that is already recognized in the historicals for the nine months ended September 30, 2024 by Landsea Homes. The Company will recognize the increased value of inventory in cost of sales as the acquired inventory is sold, which for purposes of these unaudited pro forma condensed combined financial information is expected to occur within the first year of Antares Acquisition. The Company does not expect the inventory step-up to affect its income statement beyond 12 months after the closing date.

(BB) To record the incremental amortization expense on a straight-line basis related to the fair value step up on the acquired intangible assets of $1.6 million for the year ended December 31, 2023 and $0.4 million for the nine months ended September 30, 2024, offset by $0.8 million already recognized in the historicals for the nine months ended September 30, 2024 by Landsea Homes.

(CC) To record the elimination of historical interest expense and amortization cost related to Antares’ debt that was paid off by Landsea Homes as part of the consideration for the Antares Acquisition.

(DD) To record the income tax effect of the pro forma transaction accounting adjustments using the statutory tax rate of 21%. This does not necessarily reflect the amount that would have resulted had Landsea Homes, following the consummation of the Antares Acquisition, filed consolidated income tax returns during the periods presented.

Financing Adjustments

(EE) To record an adjustment to interest expense resulting from the offering and sale of Senior Notes by Landsea Homes, as well as amortization of the associated debt issuance costs.

(FF) To record an adjustment to remove the interest expense on account of settlement of a portion of outstanding borrowings under the existing revolving credit facility included in Landsea Homes’ historical consolidated statements of operations.

(GG) To record the income tax effect of the pro forma financing adjustments using the statutory tax rate of 21%. This does not necessarily reflect the amount that would have resulted had Landsea Homes, following the consummation of the Antares Acquisition, filed consolidated income tax returns during the periods presented.

4. Earnings Per Share

The following table sets forth the computation of pro forma basic and diluted earnings per share for the nine months ended September 30, 2024 and year ended December 31, 2023.

(in thousands, except share and per share data)	For the nine months ended September 30, 2024	For the year ended December 31, 2023
Numerator:
Net income - basic and diluted	$23,062	$17,860

Denominator:
Weighted average shares outstanding
Basic	36,252,957	38,885,003
Diluted	36,548,768	39,076,322

Pro forma net income per share:
Basic	$0.64	$0.46
Diluted	$0.63	$0.46